SYX DISTRIBUTION INC.
7795 West Flagler St. Suite 35 Miami, FL 33144
VENDOR AGREEMENT

Vendor Information			Contact Information
Customer #
Company Name	Anhui Technology/SIGMAC	Name	Edward Meadows
Address 1	459 Chiangjlang Rd.	Title	C.E.O.
Address 2		Phone	626-213-3266
City, State and Zip	Hefei, China	Fax	626-213-3259
Web Address	www.ahtech-com.cn	Email	emeadows@sigmacusa.com

1.	INTRODUCTION

a.	This Vendor Agreement (this “Agreement”) is effective as of June 7, 2011, by and between SYX Distribution Inc. (“SYX”) and the vendor, identified above (“Vendor”).
b.
Pursuant to this Agreement, Vendor shall sell to SYX such quantity of products and/or services as may be ordered by SYX from time to time pursuant to purchase orders issued by SYX in either written form or electronic form (“Purchase Orders”).  All Purchase Orders shall include by reference all the terms and conditions of this Agreement.

c.
This Agreement can be modified only in a written addendum signed by an Authorized Officer of SYX.  Any terms and conditions contained in Vendor’s invoice, acknowledgement, packaging or other documents shall not modify or amend this Agreement in any way, and the terms and conditions of this Agreement and not any other documents shall control and be binding on the parties.  This Agreement and any Purchase Orders issued by SYX pursuant to this Agreement contains the entire agreement between the parties, and all agreements, offers, confirmations entered into prior to or contemporaneously with this Agreement are excluded whether oral or in writing.

2.
TERMS OF PRICING, VERSIONS, AND AVAILABILITY.  A key aspect of this Agreement is the price, version and availability of the products/services offered for sale.  To protect the investment of both parties, Vendor represents the following:

a.
SYX shall be included in Vendor’s best available class of trade for pricing and terms.  Vendor warrants that the prices, benefits or allowances for the products are not less favorable than those prices, benefits or allowances currently extended to any other customers for the same or similar goods in similar quantities.  If Vendor supplies goods that are substantially similar to the products that SYX purchases under this Agreement to any third party at a lower price and/or terms more favorable those stated on a Purchase Order, then the prices and/or terms of the applicable Purchase Order shall be deemed automatically revised to equal the lowest prices and most favorable terms at which Vendor shall have sold or shall have offered such goods and payment shall be made accordingly, if SYX shall become entitled to such lower prices, but shall have made payment at any prices in excess thereof, Vendor shall promptly refund the differences in price to SYX.

b.
Prices recorded in a Purchase Order are not subject to increase.  No additional amounts shall be chargeable to SYX because of taxes or excises, presently or hereafter leveled on Vendor.  If Vendor’s quoted prices for the products covered by this Agreement are reduced (whether in the form of a price reduction, closeout, rebate, allowances or additional documents offered to anyone) at time of any shipment, Vendor agrees that the price to SYX for such products will be reduced accordingly, and that SYX will be billed at such reduced prices.  Vendor will give SYX 30 days prior notice of any change in the wholesale or retail price of the offered products and in the event of a cost drop, Vendor will offer SYX price protection on all its inventory on hand, in transit to SYX affiliate retail stores/warehouse or drop shipped to customers within 30 days of the date of the announcement.

c.	The version(s) offered for sale will not change and the product(s) offered for sale will not be superseded or discontinued.

d.
Vendor guarantees that sufficient quantities of its products will be available for shipment to SYX.  If Vendor is unable to fill SYX’s orders within the time period indicated in the relevant Purchase Order, it shall be considered a breach of this Agreement and SYX, in its sole discretion, may (a) exercise all remedies pursuant to Section 10(j) hereof; (b) cover by purchasing replacement or substitute products from any other available source; and/or (c) be entitled to all costs incurred as a result of such unavailability of products (including the full costs, lost profits on cancelled or lost orders and all cover or replacement costs).

3.	TERMS OF PURCHASE

a.	“ROG” shall mean “Receipt of Goods.”
b.
Under no circumstances shall SYX be liable for interest, service charges, late charges incurred due to late payment.  SYX’s payment obligation is to the Vendor or Distributor from whom the inventory was purchased.  SYX will not make payment to a third party or “Factor” under any circumstances.

	DISC %	NOTES
SYX Discount (ROG)	2	Payment terms must be discounted at least 2%
New Store/Distribution Center Terms Discount (ROG)	15	Discount on any Purchase Orders placed within the first 120 days of the first, in addition to regular Payment Terms.
Retail Store Demo Allowance	25	Discount for all display demo units.

4.	TERMS OF MANUFACTURE, SHIPPING AND DELIVERY

a.
Vendor will manufacture and ship to SYX full retail-boxed versions of Vendor’s product as sold to other resellers in the normal course of Vendor’s business.  Vendor agrees to ship such product to SYX shrink wrapped and with a valid UPC number.  To increase efficiency and accuracy at our receiving facilities, we now only accept GS1 bar code (type EAN/UPC).

b.	Purchases are FOB destination point. Product damaged in transit will be refused and shall promptly be removed from SYX’s store/distribution center where delivered by Vendor at Vendor’s expense.
c.	All shipments shall be freight prepaid (Vendor shall pay shipping cost).
d.
Vendor shall provide prompt shipment of all products ordered by SYX.  Prompt shipment shall mean to be shipped within 24 hours of receipt of SYX’s Purchase Order.  Shipments shall be made to such destinations as SYX may specify in this Agreement or any Purchase Order pursuant to this Agreement.  All shipments to SYX must have SYX’s P.O. number clearly marked on the outside of each box.  If products are not delivered on date specified, SYX reserves the right without liability, in addition to other rights and remedies, to terminate this Agreement by notice to Vendor, or to purchase, substitute products elsewhere, or, alternatively, to refuse to accept such merchandise upon delivery thereof, or SYX may return such merchandise in whole or in part, to Vendor at Vendor’s expense and risk, and to charge Vendor with any loss incurred.  SYX reserves the right to charge back to Vendor full freight costs of shipment sent which are not made in accordance with SYX’s routing and shipping instructions.  Carrier adjustments for insufficient packaging and claims rejected for insufficient packaging will be charged back to the Vendor.  Acceptance of delivery of products shipped after the date(s) specified shall not constitute a waiver of SYX’s rights to recover damages for the late delivery.

e.
Shipments made hereunder shall equal the exact amount(s) ordered.  SYX reserves the right to refuse unauthorized partial shipments.  Any and all shortages shall be deducted from the invoice, including concealed shortages.  SYX will only pay the cost of the product reviewed and will deduct from the invoice any additional line item charges such as shipping, handling, or insurance.  Shipment of non-conforming products shall be a breach of this Agreement.

5.	TERMS OF RETURN OF PRODUCT

a.
SYX has the right, at any time, to return to Vendor for immediate credit to SYX’s account or receive a cash refund for all defective or customer returned merchandise, and any unsold merchandise, with or without original packaging, for no additional fees or discounts.

b.
Vendor hereby issues to SYX the following blanket Returned Merchandise Authorization (RA) number 110521T.  If no RA number is provided, Vendor agrees that no RA will be required to return products to Vendor.  Vendor shall not cancel or change the RA number without SYX’s written consent.

c.
In the event Vendor’s relationship with SYX is terminated, SYX may return any product purchased from Vendor’s in SYX’s inventory at the time of termination for a full refund of the purchase price of the returned product.

d.
Cost of shipment and risk of loss for return of any product shall be at Vendor’s expense.  SYX may deduct the value of the returned shipments, plus any pre-paid freight for returned products off of any outstanding payments owed to Vendor.

e.	The base price for all returns will be the last cost used in SYX’s systems for the item returned, regardless of when the returned item is purchased, sold, or returned.

6.	REPRESENTATIONS, WARRANTY & INDEMNITY

a.
Vendor represents and warrants that Vendor has absolute and good title to and full right to dispose of the products sold hereunder, and that there are no liens, claims, or encumbrances, of any kind against the products.

b.
Vendor represents and warrants that the products to be delivered under this Agreement or any Purchase Order will conform to the description thereof in this Agreement or any Purchase Order and to the sample or specifications from any order placed; that the products are of the best materials and workmanship, merchantable, for the purpose for which purchased and free from defect, and the products sold hereunder and every part of them, do not infringe any patent, trademark, trade-name, copyright or any other property right of any third party, and that it has and will continue during the performance of this Agreement to comply with the provisions of all Federal, State and local laws and regulations from which liability may accrue to SYX from any violation thereof.  Inclusion herein of express warranties and representations by Vendor shall not be deemed to be a waiver of such other warranties as may be implied in law or fact, or provided for by any State or Federal statute or regulation.

c.
Vendor further represents and warrants that (i) products sold hereunder will have been designed, manufactured, sold, and delivered hereunder in strict accordance with all applicable laws, regulations and codes to which such products are subject; (ii) that such products will comply with and are manufactured in accordance with the provisions of all United States federal and state laws, rules and regulations, including without limitation environmental laws and regulatory agency requirements; and (iii) any promotional, advertising and/or similar material supplied by Vendor to SYX and/or any of its affiliates (including but not limited to all images, photos and film/video footage) does not and will not (a) infringe, misappropriate or otherwise violate any patent, copyright, trademark, trade secret or other proprietary right of any third party; (b) compete unfairly (including but not limited to passing off, misappropriation or violation of any federal or state statute); or (c) violate any other rights of third parties.  Any statements made by the Vendor’s agents whether oral or written or in the Vendor’s advertising or promotional literature, with respect to the quality, grade, performance, and use of such merchandise, shall be deemed express warranties.

d.
Included hereon, all warranties, express implied, shall survive delivery, inspection, acceptance and payment by SYX.  If any representation or warranty is breached, SYX may, in addition to all other remedies, terminate this Agreement.  Vendor will be responsible for maintaining its product(s) information regarding its product(s) and all changes to such product(s).  These warranties are in addition to all other warranties, express, implied or statutory.  All warranties run not only to SYX, but to its successors, assigns, customers, and to the users of the products.

e.
License.  Vendor hereby grants to SYX a royalty-free, non-exclusive, sub-licensable and worldwide right and license to use in any and all media, including, but not limited to any SYX website or Content Distribution Network (e.g. Amazon.com, Dallymotion.com, Buy.com, etc.), all promotional, advertising, text, images, and/or similar material (including, but not limited to all images, photos and film/video footage) supplied by Vendor directly or made available to SYX through use of Vendor’s website(s) or syndication network.

f.
Indemnity.  Vendor agrees to appear, defend, by counsel reasonably satisfactory to SYX, indemnify and hold harmless SYX, and its directors, officers, subsidiaries, affiliates, successors, assignees, partners, shareholders, representatives, agents and employees, from and against any and all actions, litigation, claims, liabilities, loss, damages (whether direct or indirect, incidental, consequential or otherwise), expenses or costs, including attorney’s fees (collectively, “Claims”), including without limitation, (x) Claims based upon death or injury to any person, including SYX’s or Vendor’s employees, (y) Claims for damage to any property, which Claims are brought against SYX by any person or entity, including without limitation any customer of SYX, or (z) Claims based on alleged patent, copyright or trademark infringement or breach of any right of privacy/publicity law and which may (i) arise out of, relate to, or be connected in any way with the manufacture, design, shipment, resale, demonstration, advertisement and/or use, including the misuse, of any products purchased from Vendor whether or not pursuant to this Agreement, or by any person, whether used or resold independently or as a part or component and incorporated into other merchandise or products, whether or not resulting from the negligence of the Vendor or any other person or entity (except to the extent of loss or damage resulting solely from the negligence of SYX); (ii) arise out of, relate to, or be connected in any way with the promotion or sale of products supplied by Vendor pursuant to this Agreement or any promotional, advertising and/or similar material supplied by Vendor and/or any of its affiliates (including but not limited to all images, photos and film/video footage); and/or (iii) result from Vendor’s default or the breach of any covenant, representation or warranty made by Vendor in connection with such products.

7.	LIMITATION OF LIABILITY

IN NO EVENT SHALL SYX BE LIABLE TO THE VENDOR FOR A MONETARY AMOUNT GREATER THAN THE AMOUNTS DUE AND OWING FOR PRODUCTS AND/OR SERVICES ACTUALLY RECEIVED BY SYX PURSUANT TO THIS AGREEMENT AND IN NO EVENT SHALL SYX BE LIABLE TO VENDOR FOR ANY NEGLIGENCE, ANY FUTURE OR CONTEMPLATED AGREEMENT OR BUSINESS RELATIONSHIP, ANY LOSS OR INJURIES TO EARNINGS, PROFITS, OR GOODWILL, OR FOR ANY INCIDENTAL, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES OF ANY PERSON OR ENTITY, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, IN CONNECTION WITH THIS AGREEMENT OR ITS BREACH, OR ARISING FROM THE RELATIONSHIP OF THE PARTIES OR THE CONDUCT OF BUSINESS BETWEEN THEM, EVEN IF VENDOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  THE LIMITATIONS SET FORTH IN THIS SECTION SHALL APPLY EVEN IF ANY OTHER REMEDIES FAIL OF THEIR ESSENTIAL PURPOSE.  THE PROVISIONS OF THIS AGREEMENT ALLOCATE THE RISKS BETWEEN THE PARTIES.  SYX’S PRICING REFLECTS THIS ALLOCATION OF RISK AND THE LIMITATION OF LIABILITY IN THIS SECTION.

8.	INSURANCE

a.
The obligation of Vendor to indemnify, hold harmless and defend SYX shall at all times be effectively protected by insurance which shall provide such indemnity, contractual and defense coverage, and name Systemax, Inc. and its Subsidiaries and Affiliated Companies, 11 Harbor Park Drive/Port Washington, NY 11050 as an additional insured under the policy; provided, however, that any such liability shall be set forth at minimum limits of $1,000,000 per occurrence/$10,000,000 aggregate, the liability of Vendor shall extend to such excess or portion that is uninsured, including any applicable deductible.

b.
Proof of insurance must be submitted with this Agreement and thereafter, annually, in the form of an additional insured vendor’s endorsement, naming SYX and providing coverage to SYX for all such products, merchandise or components as SYX has or will obtain from Vendor.

c.	SYX is to be notified by Vendor’s insurance company of any cancellation or material change in Vendor’s insurance company of any cancellation or material change in Vendor’s insurance policy.

9.	CONFIDENTIALITY

a.
In connection with this Agreement, Vendor may have access to information that is confidential to SYX and/or its affiliates (“Confidential Information”).  Confidential Information shall mean all information that is treated as confidential by SYX or information that should reasonably be known to be confidential by Vendor considering the nature of the disclosure and the content of the information, including but not limited to, data and information relating to potential, current and future customers of SYX and/or any of its affiliates or such customers’ purchases, profiles, demographics, contact or other information, including credit card numbers, e-mail addresses and related purchase information, any and all non-personally identifiable or personally identifiable customer information.  Confidential information shall not include information that:  (a) is or becomes a part of the public domain through no act or omissions of Vendor; (b) was in Vendor’s lawful possession prior to the disclosure and had not been obtained by Vendor either directly or indirectly from SYX and/or its affiliates; (c) is lawfully disclosed to Vendor by a third party without restriction on disclosure; or (d) is independently developed by Vendor.  Vendor acknowledges that the Confidential Information is and shall remain the exclusive and confidential property of SYX.  Certain Confidential Information, specifically, customer personally identifiable information, will not be shared with Vendor under any circumstances without a separate agreement governing the use of such information.

b.
Vendor will not use, or permit others to use, Confidential Information for any purpose other than the implementation of this Agreement.  Vendor agrees to hold the Confidential Information in strictest confidence.  Vendor agrees, unless required by law, not to make the Confidential Information available in any form to any third party for any purpose other than the implementation of this Agreement.  Vendor further agrees not to copy, revise, sell, transfer, or incorporate any Confidential Information into a database.  Vendor agrees to take all reasonable steps to ensure that Confidential Information is not used, disclosed or distributed by its employees or agents in violation of the terms of this Agreement.  Vendor further agrees to promptly notify SYX in writing of any actual or suspected misuse, misappropriation or unauthorized disclosure of Confidential Information, which may come to Vendor’s attention.  Vendor acknowledges that disclosure or use of Confidential Information in violation of this Section could cause irreparable harm to SYX for which monetary damages may be difficult to ascertain or an inadequate remedy.  Vendor therefore agrees that SYX will have the right, in addition to its other rights and remedies, to seek injunctive relief for any violation of these confidentiality provisions without posting bond, or by posting bond at the lowest amount required by law.  Vendor agrees that it shall be liable for all breaches of this Section by its employees or agents.

10.	GENERAL TERMS

a.
Organization/Authorization:  Vendor represents that Vendor is duly organized and validly existing under the laws of the state or country of its formation and has full power and authority to carry out this Agreement.  Vendor further represents that it and the signatory acting on its behalf are duly authorized to execute this Agreement and to enter into this Agreement on behalf of Vendor and that this Agreement is a legal and binding obligations binding upon the Vendor and enforceable against Vendor in accordance with its terms.

b.
No Waiver:  No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach therefore or thereafter occurring.  The waiver by either party of any condition or of any subsequent breach of the same or any other term, covenant or condition contained in this Agreement shall not be deemed to be a waiver of any other condition or of any subsequent breach of the same or any other term, covenant or condition herein contained.

c.
Modification:  Neither this Agreement nor any provision of this Agreement, including the Standard Terms and Conditions, may be waived, modified, or amended except by a written addendum signed by an Authorized Officer of SYX, and then only to the extent set forth in the written addendum.  SYX gives advance notice of objection to any changes made to this offer.

d.
Set-Off:  If the Vendor owes any amount to SYX or an affiliate of SYX, SYX may subtract the amount owed by the Vendor to SYX or SYX’s affiliate from any amount SYX owes to the Vendor, and SYX is only obligated to pay the Vendor the resulting reduced amount.  These offsets include, but are not limited to, returned merchandise credits and price protection credits, as well as market development funds and price protection credits payable to SYX Services Inc.

e.
Choice of Law and Venue:  This Agreement, and any disputes arising under this Agreement or related in any way to this Agreement, whether sounding in tort or contract or otherwise, shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its conflicts or choice of law principles.  The state and federal courts located in Miami-Dade County, Florida, shall serve as the sole and exclusive place of venue and jurisdiction for any action, which may ever arise as a result of any controversy between the parties to this Agreement, whether sounding in tort or contract or otherwise.

f.
Assignment:  Vendor may not assign its obligations under this Agreement without the prior written consent of SYX.  SYX may assign this Agreement without the consent of Vendor.  This entire Agreement is binding upon all permitted successors and assigns.  Faxed or emailed signatures/confirmations shall be deemed sufficient for all purposes.

g.
Inspection:  The transaction between SYX and the Vendor is a sale or return.  Products purchased hereunder are subject to inspection and approval at SYX’s destination prior to SYX’s acceptance.  SYX reserves the right to either require correction or reject and return any products found not to be in accordance with this Agreement and the warranties set forth herein.  Costs incurred by SYX in connection with such inspection and return will be charged to Vendor and SYX may purchase substitute products elsewhere and charge Vendor with any loss thus incurred.  The generality of the foregoing notwithstanding, Vendor agrees that SYX shall be under no obligation to inspect products prior to use or resale and that all warranties, express or implied, shall survive inspection, acceptance and payment by SYX and SYX’s customers.  Complaints or notices as to defects in products or notice of any other breach will be considered made within a reasonable time after SYX receives notice of such defect or other breach.  SYX’s failure to state a particular defect upon rejection shall not preclude SYX from relying on unstated defects to justify rejection or establish breach.  Resale, repackaging, or repacking for purposes of resale shall not be construed as an acceptance.  The failure of SYX to reasonably notify Vendor of the intention of SYX to reject the products purchased under this Agreement shall not be deemed an acceptance of the products of SYX.  The acceptance of SYX of a specifically designated partial quantity of the total products ordered shall operate as an acceptance of that specific quantity only and shall operate as an acceptance of that specific quantity only and shall not operate as an acceptance of the balance of the products to be delivered, or not specifically accepted.  Each partial quantity shall be subject to separate acceptance by SYX.  If SYX elects to return the products to Vendor, Vendor shall bear the risk of loss and expense incurred in returning the products.  The risk of loss, damage or casualty to, or any liability with respect to the products, regardless of the cause, shall remain with the Vendor until the products have been accepted by SYX at SYX’s specified destination.  Any credit balance due SYX arising from any return of products shall be offset against any undisputed monies due and payable from SYX and any balance after such offset shall be promptly paid to SYX.

h.
Taxes:  Any and all taxes, fees, imports or stamps required by any law, ordinance, code, or regulations of any governmental entity having jurisdiction thereof by virtue of the sale, transport, or transmission of the merchandise delivered hereunder to SYX, shall be paid by the Vendor, including obligations incurred in connection with unemployment insurance or other social insurance or pensions, maintained pursuant to any laws, ordinances, codes or regulations.

i.
Cancellation:  SYX reserves the right at any time, and from time to time, without cause, to cancel all or any part of the undelivered portion of any Purchase Order by notice to Vendor.  In the event of such cancellation, SYX shall not be liable to Vendor for consequential or special damages or loss of anticipatory profits.  The provisions of this paragraph shall not limit or affect SYX’s right to terminate this Agreement as a result of the default of Vendor.

j.
Remedies:  If (i) Vendor shall breach any of its obligations, representations or warranties hereunder, or pursuant to any other agreement between Vendor and SYX or any affiliate of SYX, including but not limited to the Marketing Terms and Conditions with SYX Services Inc. or (ii) if Vendor becomes insolvent or makes an assignment for the benefit of creditors, or a petition in bankruptcy is filed by or against it, or a trustee or receiver is appointed over any of its property, then SYX many, in addition to all other rights and remedies available hereunder or at law or in equity, terminate this Agreement in whole or in part by written notice or telefax and SYX shall have no obligation to Vendor whatsoever by reason of such termination.  Notwithstanding anything to the contrary in this Agreement, SYX may delay or cease to pay any amounts due Vendor under this Agreement, including but not limited to, balances, rebates, and warranty claims, if SYX determines in its sole discretion and reasonable judgment that Vendor is not creditworthy or presents a material likelihood of violating the terms and conditions of this Agreement.

k.	Labor: Vendor’s acceptance of this Agreement is Vendor’s warranty that Vendor is complying with the U.S. Fair Labor Standards Act of 1938 as amended and all applicable laws.
l.
Invalidity:  If any clause of this Agreement is held to be invalid by any court of competent jurisdiction, the clause in question shall be modified to eliminate the invalid element and as so modified and the clause shall be binding on the parties.  The remaining provisions of this Agreement shall not be affected by the modification of any invalid clause.

m.
Force Mejeure:  The discontinuance of, or a substantial interference with, SYX’s business, in whole or in part, or with the particular department on behalf of which this Agreement is given, by reason of fire, flood, or other act of God, embargo, civil commotion, or war, labor disputes, governmental regulations, or any other acts beyond SYX’s control, shall give SYX the option to cancel, in whole or in part, and without liability, all undelivered orders or unfilled parts of orders or to extend the time of performance of such obligations.

n.
Independent Contractor:  Vendor shall at all times be and remain an independent contractor and not an agent of SYX for any purpose whatsoever and shall have no authority to create or assume any obligations, expressed or implied, as the name of or on behalf of SYX or to bind it in any manner whatsoever.

o.
Intellectual Property:  Vendor shall not, and shall not permit any employee or other agent to use SYX’s trademarks, trade names, service marks, licenses, patents, trade secrets or other intellectual property or other property for any purpose or activity except as expressly authorized or contemplated hereby.  Vendor acknowledges SYX’s (or its subsidiaries or affiliates) exclusive ownership, right, title and interest in all SYX’s trademarks, service marks, patents, and copyrights (in each case whether or not registered) owned or held by SYX or its affiliates.  Nothing herein is intended to transfer any ownership, rights, title or interest in such properties to Vendor.  Vendor will not at any time do or cause to be done any act or thing contesting or impairing in any way any such right, title and interest.

p.
Counterparts:  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  Faxed or PDF signatures/confirmations shall be deemed sufficient for all purposes.

I HAVE READ THE ABOVE MENTIONED AGREEMENT AND AGREE TO ALL ITS TERMS AND CONDITIONS:

VENDOR: Anhui Technology/SIGMAC	SYX DISTRIBUTION INC.
BY: /s/Anhui Technology/SIGMAC	BY: /s/ Robert Leeds
PRINT NAME:	PRINT NAME: Robert Leeds
TITLE:	TITLE: CEO
DATE:	DATE: 6/7/11

SYX DISTRIBUTION INC.
7795 West Flagler St. Suite 35 Miami, FL 33144
MARKETING TERMS AND CONDITIONS

These Marketing Terms and Conditions (“Marketing T&Cs”) shall apply to the promotion and marketing of Vendor’s products and/or services by SYX Services Inc. (“SYX Services”) in its affiliate retail stores, catalogs, websites (including Globalcomputer.com, TigerDirect.com, CompUSA.com and CircuitCity.com) and other promotional advertising, as described herein.  The Marketing T&Cs can be modified only in a written addendum signed by an Authorized Officer of SYX Services.  Any terms and conditions contained in Vendor’s Invoice, acknowledgement, packaging or other documents shall not modify or amend this Agreement in any way and these Marketing T&Cs and not any other documents shall control and be binding on the parties.

1.
The Mailing and Offer Creative:  SYX Services will have complete responsibility for production and publication of the catalog, website promotion, store promotion and/or other promotion contemplated between the parties, including all production, printing, letter shop, mailing list enhancement and list selection and brokerage, etc.  Vendor will have one opportunity and 24 hours to review the copy created by SYX Services for technical accuracy.  If Vendor does not advise SYX Services of changes to the copy within 24 hours of Vendor’s receipt, Vendor will be deemed to have approved such copy.  SYX Services may use its discretion in deciding whether or not to incorporate Vendor’s request for changes, and SYX Services always reserves the right to make final creative decisions.  SYX Services’ circulation may vary up to 10% per issue.

2.
Payment of Co-Op Advertising Costs:  For all Co-op/Marketing Development Funds, Vendor agrees to allow SYX to deduct two percent (2%) of net purchases to cover these expenses, funds to be deducted on a monthly basis.  Vendor is encouraged to maintain contact with SYX to ensure that Vendor’s products are being properly marketed.  Proof of performance will not be supplied.  For non-product vendors, payment of Co-op/Marketing Development Funds is Net 15 days from date of invoice, subject to credit approval.  If credit terms are not extended to Vendor, then payment of the Co-op amount shall be made in advance of the applicable promotion.  If Vendor fails to make payment as required, SYX Services, in its sole discretion, may (a) discontinue the promotion; (b) charge Vendor 1 1/2% per month for late fees; (c) take all appropriate collection actions; and/or (d) immediately deduct said advertising amounts from any prior or future amounts due to Vendor pursuant to any agreements with SYX Services or its affiliates, including but not limited to the Vendor Agreement between Vendor and SYX Distribution Inc.  All SYX Services marketing agreements are backed 100% by cash meaning SYX Services has the right to demand cash if the designated payment method does not cover the stipulated Co-Op amount.  If the SYX Distribution Inc. Vendor Agreement is terminated, any and all amounts due SYX Services from Vendor shall be immediately due and payable including all costs incurred by SYX Services.

3.
LIMITATION OF LIABILITY:  IN NO EVENT SHALL SYX SERVICES INC. BE LIABLE TO THE VENDOR FOR A MONETARY AMOUNT GREATER THAN THE AMOUNTS DUE AND OWING FOR PROMOTION FEES PAID PURSUANT TO THE APPLICABLE SYX MARKETING AGREEMENT AND IN NO EVENT SHALL SYX SERVICES BE LIABLE TO VENDOR FOR ANY NEGLIGENCE, ANY FUTURE OR CONTEMPLATED AGREEMENT OR BUSINESS RELATIONSHIP, ANY LOSS OR INJURIES TO EARNINGS, PROFITS, OR GOODWILL, OR FOR ANY INCIDENTAL, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES OF ANY PERSON OR ENTITY, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, IN CONNECTION WITH THIS AGREEMENT OR ITS BREACH, OR ARISING FROM THE RELATIONSHIP OF THE PARTIES OR THE CONDUCT OF BUSINESS BETWEEN THEM, EVEN IF VENDOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  THE LIMITATIONS SET FORTH IN THIS SECTION SHALL APPLY EVEN IF ANY OTHER REMEDIES FAIL OF THEIR ESSENTIAL PURPOSE.  THE PROVISIONS OF THIS AGREEMENT ALLOCATE THE RISKS BETWEEN THE PARTIES.  SYX SERVICES’ PRICING REFLECTS THIS ALLOCATION OF RISK AND THE LIMITATION OF LIABILITY IN THIS SECTION.

NOTE:  THE TERMS AND CONDITIONS OF THE SYX DISTRIBUTION INC. VENDOR AGREEMENT ARE EXPRESSLY INCORPORATED HEREIN AND MADE A PART OF THESE MARKETING T&CS.

VENDOR: Anhui Technology/SIGMAC	SYX DISTRIBUTION INC.
BY: /s/Anhui Technology/SIGMAC	BY: /s/ Robert Leeds
PRINT NAME:	PRINT NAME: Robert Leeds
TITLE:	TITLE: CEO
DATE:	DATE: 6/7/11

ADDENDUM TO
SYX DISTRIBUTION INC.
VENDOR AGREEMENT

The undersigned consent to the following modifications to the Vendor Agreement (the “Original Agreement”):

1.	This addendum (the “Addendum”) is effective as of the effective date of the Original Agreement (the “Effective Date”). The undersigned consent to the modifications below to the Original Agreement.

2.	Section 8(a) of the Original Agreement shall be replaced with the following:

The obligation of the Vendor to indemnify, hold harmless and defend SYX shall at all times be effectively protected by insurance which shall provide such indemnity, contractual and defense coverage, and name Systemax, Inc. and its Subsidiaries and Affiliated Companies, 11 Harbor Park Drive/Port Washington, NY 11050 as an additional insured under the policy, provided, however, that any such liability shall be set forth at minimum limits of $1,000,000 per occurrence/$4,000,000 aggregate, the liability of Vendor shall extend to such excess or portion that is uninsured, including any applicable deductible.

3.
That except as otherwise provided in this Addendum, all provisions of the Original Agreement shall remain in full force and effect.  In the event of a conflict between the provisions of this Addendum and the Original Agreement, the provisions of this Addendum shall control.  This Addendum may only be modified or amended in a written document signed by all parties.  This Addendum may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  Faxed or PDF signatures/confirmations shall be deemed sufficient for all purposes.

IN WITNESS WHEREOF, the parties have executed this Addendum as of the day and year of the last signature below.

SYX DISTRIBUTION INC.

By:           /s/ Robert Leeds
Name:           Robert Leeds
Title:           CEO
Date:           6/7/11

ANHUI TECHNOLOGY IMPORT AND EXPORT COMPANY LTD.

By:           /s/ James Hill
Name:           James Hill
Title:           Director of Sales
Date:           6-6-11

ACORD		CERTIFICATE OF LIABILITY INSURANCE						DATE (MM/DD/YYYY) 08/01/2011
THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER.  THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.  THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT:  If the certificate holder is an ADDITIONAL INSURED the policy(ies) must be endorsed.  If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement.  A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER Phone: (626) 300-9000 Fax: (626) 570-0908					CONTACT NAME	NEW CENTURY INS SERVICES, INC.
NEW CENTURY INS SERVICES, INC. 16 N. 2ND ST. ALHAMBRA CA 91801					PHONE FAX _____ (626) 300-8000 _____ (626) 570-0808
					EMAIL ADDRESS	info@usnci.com
					PRODUCER CUSTOMER ID	23133
				Agency Lic# 0B07055	INSURER(S) AFFORDING COVERAGE			NAIC #
INSURED					INSURER A:	GOLDEN EAGLE INSURANCE CORPORATION
SIGMAC USA INC. & NIVS USA CORPORATION 13668 VALLEY BLVD., UNIT B CITY OF INDUSTRY CA 91746					INSURER B:
INSURER C:
INSURER D:
INSURER E:
INSURER F:
COVERAGES		CERTIFICATE NUMBER: 86960					REVISION NUMBER:
THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED.  NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES.  LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

NSR LTR	TYPE OF INSURANCE	ADDR INSR	SUBR WVD	POLICY NUMBER	POLICY EFF MM/DD/YYYY	POLICY EXP MM/DD/YYYY	LIMITS
A	GENERAL LIABILITY			CBP6462983	04/23/11	04/23/12	EACH OCCURRENCE	$1,000,000
	X COMMERCIAL GENERAL LIABILITY						DAMAGE TO RENTED PREMISES	$100,000
	CLAIMS-MADE X OCCUR						MED. EXP (Any one person)	$5,000
	_______________________						PERSONAL & ADV INJURY	$1,000,000
	_______________________						GENERAL AGGREGATE	$2,000,000
	GEN'L AGGREGATE LIMIT APPLIES PER						PRODUCTS-COMP/OP AGG	$2,000,000
POLICY PROJECT LOC
	AUTOMOBILE LIABILITY						COMBINED SINGLE LIMIT (Ea accident)	$
	ANY AUTO						BODILY INJURY (Per person)	$
	ALL OWNED AUTOS						BODILY INJURY (Per accident)	$
	SCHEDULED AUTOS						PROPERTY DAMAGE (Per accident)	$
	HIRED AUTOS							$
	NON-OWNED AUTOS							$
A	UMBRELLA LIAB X OCCUR			CU8B43480	04/23/11	04/23/12	EACH OCCURRENCE	$2,000,000
	EXCESS LIAB CLAIMS-MADE						AGGREGATE	$2,000,000
	DEDUCTIBLE							$
	RETENTION $							$
	WORKERS COMPENSATION AND EMPLOYMENT LIABILITY	N/A					WC STATUTORY LIMITS OTHER	$
	ANY PROPRIETOR/PARTNER/EXECUTIVE Y/N OFFICER/MEMBER EXCLUDED? __						E.L. EACH ACCIDENT	$
	___________________________						E.L. DISEASE-EA EMPLOYEE	$
	if yes, _____ under DESCRIPTION OF OPERATIONS _____						E.L. DISEASE-POLICY LIMIT	$

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES (Attach ACORD 191, Additional Remarks Schedule, if more space is required)
CERTIFICATE HOLDER IS NAMED AS AN ADDITIONAL INSURED-VENDOR PROVIDES THAT THERE IS A WRITTEN CONTRACT IN PLACE.  ADDITIONAL INSURED.  10 DAYS NOTICE OF CANCELLATION FOR NON PAYMENT OF PREMIUM, 30 DAYS OTHERWISE.
THE EXCESS LIABILITY LIMIT INCREASED TO $2 MILLION EFFECTIVE 06-01-2011.

CERTIFICATE HOLDER					CANCELLATION
SYX DISTRIBUTION INC. 7795 FLAGLER STREET, STE. 36 MIAMI, FL 33144					SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

AUTHORIZED REPRESENTATIVE